UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

86-10-6569-3988

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	PME	The NASDAQ Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

Presented below are the voting results for the proposals, described in detail in the Definitive Proxy Statement of Pingtan Marine Enterprise Ltd. (the “Company” or “our”) filed with the Securities and Exchange Commission on November 8, 2019 the relevant portions of which are incorporated herein by reference, submitted to our members at the Annual General Meeting of Members of the Company held on December 18, 2019 (the “Annual Meeting”).

As of the close of business on November 5, 2019, the record date for the Annual Meeting, a total of 79,055,053 ordinary shares were issued and outstanding. At the Annual Meeting, members representing 55,073,216 of our ordinary shares were present in person or by proxy.

Proposal 1: Each of the following Class A nominees were elected to serve on the Company’s board of directors for a three-year term expiring at the Company’s 2022 annual general meeting of members or until their successor is duly elected and qualified with the following vote:

Nominee	For	Against	Abstain	Broker Non-votes
Xinrong Zhuo	48,583,247	12,911	4,520	6,472,538
Zengbiao Zhu	48,583,147	12,911	4,620	6,472,538

Proposal 2: The appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified with the following vote:

For	Against	Abstain	Broker Non-votes
54,946,411	95,655	31,150	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: December 20, 2019

Pingtan Marine Enterprise Ltd.

By:	/s/ LiMing Yung
Name: LiMing Yung
Title: Chief Financial Officer

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